UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Keller Employment Agreement Amendment

On September 29, 2020, AYRO, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Executive Employment Agreement, dated as of May 28, 2020, by and between Rodney C. Keller, Jr. and the Company (the “Agreement”). Mr. Keller is the Company’s President, Chief Executive Officer and a member of the board of directors of the Company (the “Board”). The Amendment (i) changes the form of certain equity awards from restricted stock units to shares of restricted common stock of the Company, (ii) modifies certain vesting conditions that apply to the restricted stock award as described in the Agreement and (iii) reduces the number of shares of restricted stock to be granted to Mr. Keller by the number of stock options to be granted to him by the Company contemporaneously with the Amendment (the “Keller Award”).

The foregoing description of the Amendment does not purport to be complete and is qualified entirely by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Approval of Annual Director Compensation

On September 29, 2020, the Board ratified and affirmed compensation and employment matters previously approved by the Board’s Compensation Committee. The Board approved the following annual cash retainer fees for the members of the Board: (A) to each non-executive director, an annual cash retainer fee of $45,000; (B) to the chairman of the Board, an additional annual cash retainer fee of $80,000; (C) to the chair of each Board committee, additional cash compensation as follows: (x) $12,500 to the Audit Committee Chair, (y) $11,500 to the Compensation Committee Chair, and (z) $8,000 to the Nominating and Governance Committee Chair.

Approval of Director Equity Awards and Executive Stock Option Awards

On September 29, 2020 (the “Grant Date”), the Board ratified and affirmed executive stock option awards and director equity awards pursuant to the AYRO, Inc. Long-Term Incentive Plan previously approved by the Compensation Committee.

Mr. Keller was awarded the Keller Award, consisting of options to purchase 459,468 shares of our common stock, and 651,250 shares of restricted stock pursuant to the Amendment. Curt Smith, the Company’s Chief Financial Officer, was awarded options to purchase 169,906 shares of our common stock. Richard Perley, the Company’s Chief Marketing Officer, and Brian Groh, the Company’s Chief of Business Development, were each awarded options to purchase 56,147 shares of our common stock. The options have an exercise price of $3.17 per share, which was the closing price of the Company’s common stock on the Grant Date. For each of these option grants, one-third of the shares underlying the options will vest on the first anniversary of the Grant Date (the “Initial Vesting Date”), and the remaining optioned shares will vest in twenty-four substantially equal monthly installments on each of the next twenty-four monthly anniversaries of the Initial Vesting Date, provided that the optionholder has remained continuously employed by or has been providing services to the Company through the applicable vesting date.

The following Company directors were awarded restricted stock on the Grant Date, as shown in the following table:

Director	Awarded Shares	Vesting Schedule
Josh Silverman	5,668	See (1) below
Josh Silverman	116,879	See (2) below
Mark Adams	42,612	See (2) below
George Devlin	42,612	See (2) below
Sebastian Giordano	4,723	See (1) below
Sebastian Giordano	73,050	See (2) below
Zvi Joseph	2,362	See (1) below
Zvi Joseph	73,050	See (2) below
Greg Schiffman	2,362	See (1) below
Greg Schiffman	73,050	See (2) below

1)	Fully vested on the Grant Date.
2)	Fully vested on December 31, 2020, provided that the director has continuously provided services to the Company through that date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, by and between AYRO, Inc. and Rodney C. Keller, Jr., dated September 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: October 1, 2020	By:	/s/ Curtis Smith
Curtis Smith
Chief Financial Officer